Exhibit 5.4

March 11, 2011

BWAY Holding Company

8607 Roberts Drive, Suite 250

Atlanta, Georgia 30350-2237

Ladies and Gentlemen:

We have acted as special Nevada counsel to BWAY Holding Company, a Delaware corporation (the “Issuer”) and Phoenix Container, Inc., a Nevada corporation (the “Nevada Subsidiary Guarantor”), in connection with the filing of the Registration Statement on Form S-4 (as amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), covering the registration by the Issuer of $205,000,000 in aggregate principal amount of the Issuer’s 10% Senior Notes due 2018 (the “Exchange Notes”), and the guarantees (the “Guarantees”) of the Exchange Notes by certain direct or indirect subsidiaries of the Issuer (collectively, the “Guarantors”), issued pursuant to that certain Indenture, dated as of June 16, 2010, by and among the Issuer, BWAY Intermediate Company, Inc., a Delaware corporation, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended by the First Supplemental Indenture, dated as of June 16, 2010, by and among the Issuer, the Guarantors party thereto and the Trustee, the Second Supplemental Indenture, dated as of November 1, 2010, by and among the Issuer, the Guarantors party thereto and the Trustee, and the Third Supplemental Indenture, dated as of January 6, 2011 (the “Third Supplemental Indenture”), by and among the Issuer, the Guarantors party thereto (including the Nevada Subsidiary Guarantor) and the Trustee (as so amended, including by the Third Supplemental Indenture, the “Indenture”), and that certain Notation of Guarantee, dated as of January 6, 2011, made by the Nevada Subsidiary Guarantor (the “Notation of Guarantee”).

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Issuer and the Guarantors in connection with the authorization and issuance of the Exchange Notes and the Guarantees, all as referenced in the Registration Statement. For purposes of this opinion letter, we have assumed all such proceedings will be timely completed in the manner presently proposed and the terms of such issuance will be in compliance with applicable laws.

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of the Indenture, the Registration Statement, the forms of the Exchange Notes and the Guarantees, the Notation of Guarantee, the articles of incorporation and bylaws of the Nevada Subsidiary Guarantor, the resolutions of the board of directors of the Nevada Subsidiary Guarantor with respect to the Guarantees and such other documents, agreements, instruments and corporate records as we have deemed necessary or appropriate for purposes of this opinion letter. We have also obtained from officers and other representatives and agents of the Issuer and the Nevada Subsidiary Guarantor and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of issuing this opinion letter.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) except to the extent set forth in opinion

100 North City Parkway, Suite 1600 | Las Vegas, NV 89106-4614	702.382.2101 tel
Brownstein Hyatt Farber Schreck, LLP | bhfs.com	702.382.8135 fax

BWAY Holding Company

March 11, 2011

paragraph 2 below, each document we reviewed has been duly authorized, executed and delivered by the parties thereto to the extent due authorization, execution and delivery are prerequisites to the effectiveness thereof; (ii) each natural person executing a document has sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (iv) all documents that we examined accurately describe and contain the mutual understanding of the parties thereto and there are no oral or written agreements or understandings, and there is no course of prior dealing, between or among any of the parties that would in any manner vary or supplement the terms and provisions of such documents, or of the relationships set forth therein, or which would constitute a waiver of any of the provisions thereof by the actions or conduct of the parties or otherwise, or which would have an effect on the opinion rendered herein; and (v) all corporate records made available to us by the Nevada Subsidiary Guarantor, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada (as codified in Chapter 78 of the Nevada Revised Statutes, and including reported judicial decisions interpreting the foregoing, collectively, “Nevada Corporate Law”), and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect thereon, of the laws of any other jurisdiction or as to matters of local law or the laws, rules or regulations of local governmental departments or agencies within the State of Nevada. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “Blue Sky” laws, rules or regulations.

Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1. The Nevada Subsidiary Guarantor is validly existing as a corporation and in good standing under the laws of the State of Nevada and has the corporate power and authority to execute and deliver the Third Supplemental Indenture and the Notation of Guarantee (collectively, the “Subsidiary Guarantor Agreements”) and to perform its obligations thereunder and under the Indenture.

2. The Subsidiary Guarantor Agreements have been duly authorized, executed and delivered by the Nevada Subsidiary Guarantor.

3. The execution and delivery by the Nevada Subsidiary Guarantor of the Subsidiary Guarantor Agreements, and the performance by the Nevada Subsidiary Guarantor of its obligations thereunder, do not violate (a) any Nevada Corporate Law, or (b) the articles of incorporation or bylaws of the Nevada Subsidiary Guarantor.

3. No authorization, consent or approval of, or other action by or filing with, any governmental authority of the State of Nevada is required for the execution and delivery by the Nevada Subsidiary Guarantor of the Subsidiary Guarantor Agreements or the consummation of the transactions contemplated thereby or by the Indenture.

The opinion expressed herein is based upon the Nevada Corporate Law and the facts in existence as of the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or

BWAY Holding Company

March 11, 2011

implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

This opinion letter is furnished to you at your request in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and is not to be used, circulated, quoted from or otherwise relied upon for any other purpose. We consent to your filing this opinion letter as Exhibit 5.4 to the Registration Statement and to the reference therein to our firm contained under the heading “Legal Matters”. In giving these consents, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Kirkland & Ellis LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Issuer relating to the Exchange Notes and the Guarantees, as filed with the Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP